UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2015

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4130 ParkLane Avenue, Suite 400
Raleigh, NC	27612
(Address of Principal Executive Offices)	(Zip Code)

(919) 786-8200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, the Board of Directors (the “Board”) of PRA Health Sciences, Inc. (the “Company”), determined to increase the size of the Board to six members and elected Matthew P. Young as an independent Class I director of the Company, effective February 9, 2015, to fill the vacancy. Mr. Young has also been appointed to the Board’s Audit Committee.  The Company expects Mr. Young to stand for election at the annual meeting of shareholders in June 2015.

Mr. Young has served as Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, since March 2014, where from April 2013 he served as Senior Vice President, Corporate Development. Prior to joining Jazz Pharmaceuticals, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, Mr. Young served as a managing director in global healthcare of Barclays Capital Inc., an investment banking firm, where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., an investment banking firm, and from 2003 to 2007 he served as a managing director of Lehman Brothers Inc., an investment banking firm. From 1992 to 2003, Mr. Young served in various capacities at other investment banking firms. Mr. Young received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Young’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, except that his compensation will be prorated to reflect the portion of the year remaining. Accordingly, he will receive the pro rata portion of the annual board member retainer for service on the Board (currently $45,000 per year) and the pro rata portion of the annual committee member retainer for service on the Board’s Audit Committee (currently $20,000 per year). Mr. Young will also receive the Company’s annual board member equity award of restricted stock (currently based on a grant date fair value of $100,000 per year).

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Mr. Young and any other person pursuant to which he was elected as a director. Mr. Young is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company to announce the election of Mr. Young as a director is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.  The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA HEALTH SCIENCES, INC.

Date: February 10, 2015	By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated February 9, 2015.